UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

Aceragen, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-31918 (Commission File Number)	04-3072298 (I.R.S. Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Contemporary Arrangements of Certain Officers.

On August 15, 2023, Cristina Csimma, Michael Dougherty, Maxine Gowen, Vincent Milano and Ron Wooten, members of the Board of Directors (the “Board”) of Aceragen, Inc. (the “Company”), each provided notice of their decision to resign from the Board effective contemporaneous with the execution of the Assignment Agreement (defined below) and effectuation of the Assignment (defined below) pursuant thereto (the “Effective Date”).

Also on August 15, 2023, the Company and John Taylor, the Company’s President, Chief Executive Officer, Chief Financial Officer and member of the Board, entered into that certain Executive Separation Agreement (the “Separation Agreement”), pursuant to which, in connection and contemporaneous with the Company’s entry into the Assignment Agreement and effectuation of the Assignment pursuant thereto, Mr. Taylor’s employment with the Company terminated. The Separation Agreement sets forth severance benefits arising under Mr. Taylor’s employment agreement as well as the previously disclosed $100,000 success fee to which Mr. Taylor is entitled in connection with his provision of consulting services reasonably requested by the Assignee in connection with its successful liquidation of the Company’s assets.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Stockholders of the Company held on August 14, 2023 (the “Special Meeting”), the Company’s stockholders voted upon the following proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 21, 2023 (the “Special Meeting Proxy Statement”): (1) a proposal to approve the resolutions attached as Exhibit A to the Special Meeting Proxy Statement, approving and authorizing the transfer of all or substantially all of the Company’s assets to an Assignee (the “Assignee”) through an assignment for the benefit of creditors (the “Assignment,” and such proposal, the “Assignment Proposal”) and (2) a proposal to approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the Assignment Proposal (the “Adjournment Proposal” and, together with the Assignment Proposals, the “Proposals”). The Adjournment Proposal was not presented at the Special Meeting because there were enough votes to approve the Assignment Proposal.

Set forth below are the final voting results for each of the Proposals submitted to a vote of the Company’s stockholders at the Special Meeting.

Proposal No. 1: Assignment Proposal

The stockholders approved the Assignment Proposal, with votes as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
4,993,040	54,342	3,640	0

Item 8.01 – Other Matters.

Assignment for the Benefit of Creditors

On August 14, 2023, following the approval of the Assignment Proposal by the stockholders of the Company at the Special Meeting, the Board approved entering into that certain General Assignment for the Benefit of Creditors (the “Assignment Agreement”), by and between the Company and ACG (ABC), LLC, as the Assignee, providing for the transfer of substantially all of the Company’s assets to the Assignee. The Company entered into the Assignment Agreement on August 16, 2023.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Delisting from Nasdaq and Deregistration

As previously announced, the Company intends to voluntarily terminate the listing of its common stock, par value $0.001 per share, from the Nasdaq Capital Market (“Nasdaq”) by filing a Form 25 with SEC on August 15, 2023. The Company also intends to terminate its status as an Exchange Act reporting company as soon as practicable.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Executive Separation Agreement, dated as of August 15, 2023, entered into by and between Aceragen, Inc. and John Taylor.
10.2	General Assignment for the Benefit of Creditors, dated as of August 16, 2023, by and between Aceragen, Inc. and ACG (ABC), LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACERAGEN, INC.

By:	/s/ John Taylor
John Taylor
Authorized Person

Dated: August 16, 2023